August 18, 2005                                  For more information:
                                                 Susan Datz Edelman
FOR IMMEDIATE RELEASE                            Director, Stockholder Relations
                                                 (904) 346-1506
                                                 sedelman@steinmart.com


             STEIN MART, INC. REPORTS 2Q AND SIX MONTHS '05 RESULTS

JACKSONVILLE, FL - Stein Mart, Inc. (Nasdaq: SMRT) today announced financial results for its second quarter and first half ended July 30, 2005.

Second quarter results
For the second quarter of 2005, the Company earned $11.6 million or $0.26 per diluted share as compared to net income of $5.7 million or $0.13 per diluted share in the second quarter of 2004. Net sales for the second quarter were $337.1 million, a 5.1 percent increase over the $320.6 million in net sales for the second quarter of 2004. Comparable store sales increased 3.0 percent from the second quarter of 2004 to the second quarter of 2005. Gross profit increased to $96.3 million, or 28.6 percent of net sales in the second quarter of 2005 compared to $83.9 million, or 26.2 percent of net sales in the same period of 2004. Gross profit was favorably impacted by improved mark-up and decreased markdowns. Selling, general and administrative (SG&A) expenses were $81.5 million or 24.2 percent of net sales as compared to $78.4 million or 24.5 percent of net sales during the prior year's second quarter. The improvement in the SG&A rate was due to better store expense productivity.

First half results
For the first six months of 2005, the Company earned $28.4 million or $0.64 per diluted share, as compared to $17.2 million or $0.40 per diluted share in the first half of 2004. Net sales for the first half of 2005 were $717.7 million, a
4.9 percent increase over the $684.2 million in net sales during the same period last year. Comparable stores sales increased 3.1 percent from the first six months of 2004 to the first six months of 2005. Gross profit increased to $208.0 million, or 29.0 percent of net sales in the first half of 2005 compared to $182.7 million or 26.7 percent of net sales during the same period of 2004. The improvement in the gross profit rate was due to improved mark-up and decreased markdowns. Selling, general and administrative costs were $170.5 million as compared to $161.9 million, approximately flat at 23.8 percent of sales during the same period in both years.

"We experienced strong, regular-price selling of our fashion assortments throughout the spring/summer season and continue to enjoy early success with our transition and fall assortment, due to the continual flow of fresh merchandise into the stores," commented Michael D. Fisher, president and chief executive officer. "Customers have also responded favorably to our accelerated clearance cycle, resulting in inventories that are basically flat to last year at the end of the quarter."

Fisher continued, "We are very pleased that we produced such strong earnings growth on a more normalized comparable store sales increase, and believe that this further validates the strategic direction which we have been implementing over the past several years."

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


Expectations for third quarter
Comparable store sales for the third quarter ending October 29, 2005 are expected to increase in the mid-single-digit range, resulting in diluted earnings per share of $0.03-$0.05. In 2004, comparable store sales for the third quarter increased 6.6 percent and produced a net loss of $(0.05) per diluted share.

Store network update
During the second quarter of 2005, Stein Mart opened two new stores (Ocean, NJ and Boynton Beach, FL) and closed one store. For the year, the Company has opened four stores and closed six, for a quarter-end store count of 259.

The Company plans to open four additional stores in the fall season for a total of eight new stores, including one relocation that will take place next month. A new store in the Chicago suburb of Kildeer opens today. In the fourth quarter, the Company will close the final store in this year's planned closure of seven stores. At year-end, the Company expects to operate 261 stores. For 2006, the Company expects to open approximately 20 new stores around the country.

Second quarter conference call
The Company will host a conference call with management to discuss these results at 11:00 a.m. Eastern Time today (August 18) and may be accessed by all interested parties at www.steinmart.com.

About Stein Mart
Stein Mart's 259 stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to New York, Stein Mart's focused assortment of merchandise features moderate to designer brand-name apparel for women, men and young children, as well as accessories, gifts, linens and shoes.

SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart's actual results in future periods to differ materially from forecasted or expected results. Those risks include, but are not limited to, on-going competition from other retailers, availability of new store sites at acceptable lease terms, ability to successfully implement strategies to exit or improve under-performing stores, changing preferences in apparel, changes in consumer spending due to current events and/or general economic conditions, the effectiveness of new advertising, marketing and promotional strategies, adequate sources of merchandise at acceptable prices and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.

                                       ###

Additional information about Stein Mart, Inc. can be found at www.steinmart.com.



                                Stein Mart, Inc.
                           Consolidated Balance Sheets
                                 (In thousands)


                                                                  July 30,        January 29,       July 31,
                                                                    2005             2005             2004
                                                               --------------   --------------   --------------
ASSETS                                                           (Unaudited)                       (Unaudited)
Current assets:
Cash and cash equivalents                                          $ 18,916         $ 20,250         $ 20,997
Short-term investments                                               76,000           72,475           18,100
Trade and other receivables                                           2,384            5,852            3,398
Inventories                                                         263,122          277,164          265,001
Prepaid taxes                                                         4,185             -               4,492
Prepaid expenses and other current assets                            16,178           13,010           15,595
                                                               --------------   --------------   --------------
     Total current assets                                           380,785          388,751          327,583
Property and equipment, net                                          77,975           71,048           72,597
Other assets                                                         14,725           14,781           13,994
                                                               --------------   --------------   --------------
     Total assets                                                  $473,485         $474,580         $414,174
                                                               ==============   ==============   ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                   $ 72,862         $ 99,163         $ 82,507
Accrued liabilities                                                  67,344           73,257           63,080
Income taxes payable                                                   -               5,089             -
                                                               --------------   --------------   --------------
     Total current liabilities                                      140,206          177,509          145,587
Other liabilities                                                    21,761           20,561           19,648
                                                               --------------   --------------   --------------
     Total liabilities                                              161,967          198,070          165,235
COMMITMENTS AND CONTINGENCIES
Stockholders' equity:
Preferred stock - $.01 par value; 1,000,000 shares
 authorized; no shares outstanding
Common stock - $.01 par value; 100,000,000 shares
 authorized; 43,658,910, 42,880,031 and 42,386,629
 shares issued and outstanding, respectively                            437              429              424
Paid-in capital                                                      25,782           14,340            7,461
Unearned compensation                                                (2,760)            (603)            (486)
Retained earnings                                                   288,059          262,344          241,540
                                                               --------------   --------------   --------------
     Total stockholders' equity                                     311,518          276,510          248,939
                                                               --------------   --------------   --------------
     Total liabilities and stockholders' equity                    $473,485         $474,580         $414,174
                                                               ==============   ==============   ==============


                                Stein Mart, Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                                                        13 Weeks Ended                    26 Weeks Ended
                                                               -------------------------------   -------------------------------
                                                                  July 30,         July 31,         July 30,         July 31,
                                                                    2005             2004             2005             2004
                                                               --------------   --------------   --------------   --------------
Net sales                                                          $337,065         $320,624         $717,719         $684,232

Cost of merchandise sold                                            240,809          236,704          509,768          501,574
                                                               --------------   --------------   --------------   --------------
Gross profit                                                         96,256           83,920          207,951          182,658

Selling, general and administrative expenses                         81,507           78,397          170,475          161,934

Other income, net                                                     3,591            3,533            7,557            7,167
                                                               --------------   --------------   --------------   --------------
Income from operations                                               18,340            9,056           45,033           27,891

Interest income                                                         433               73              827               73

Interest expense                                                       -                -                -                  39
                                                               --------------   --------------   --------------   --------------
Income from continuing operations before
   income taxes                                                      18,773            9,129           45,860           27,925

Provision for income taxes                                            7,134            3,469           17,427           10,611
                                                               --------------   --------------   --------------   --------------
Income from continuing operations                                    11,639            5,660           28,433           17,314

Loss from discontinued operations, net of tax
   benefit                                                             -                  (6)            -                (145)
                                                               --------------   --------------   --------------   --------------
Net income                                                         $ 11,639          $ 5,654         $ 28,433         $ 17,169
                                                               ==============   ==============   ==============   ==============

Basic income per share:
Continuing operations                                                 $0.27            $0.13            $0.66            $0.41
Discontinued operations                                                -                -                -                -
                                                               --------------   --------------   --------------   --------------
Total                                                                 $0.27            $0.13            $0.66            $0.41
                                                               ==============   ==============   ==============   ==============

Diluted income per share:
Continuing operations                                                 $0.26            $0.13            $0.64            $0.41
Discontinued operations                                                -                -                -               (0.01)
                                                               --------------   --------------   --------------   --------------
Total                                                                 $0.26            $0.13            $0.64            $0.40
                                                               ==============   ==============   ==============   ==============

Weighted-average shares outstanding - Basic                          43,299           42,148           43,102           42,074
                                                               ==============   ==============   ==============   ==============
Weighted-average shares outstanding - Diluted                        44,465           42,878           44,334           42,670
                                                               ==============   ==============   ==============   ==============


                                Stein Mart, Inc.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                                 (In thousands)

                                                                   For The 26 Weeks Ended
                                                               -------------------------------
                                                                  July 30,         July 31,
                                                                    2005             2004
                                                               --------------   --------------
Cash flows from operating activities:
  Net income                                                        $28,433          $17,169
  Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation and amortization                                   9,741            9,312
      Impairment (recovery) of property and other assets                195             (245)
      Store closing charges                                             481              231
      Deferred income taxes                                           1,353               34
      Restricted stock compensation                                     307               49
      Tax benefit from exercise of stock options                      3,499              665
      Changes in assets and liabilities:
         Trade and other receivables                                  3,468              829
         Inventories                                                 14,042           18,378
         Prepaid taxes                                               (4,185)          (4,492)
         Prepaid expenses and other current assets                   (3,253)          (1,394)
         Other assets                                                  (686)             322
         Accounts payable                                           (26,301)          17,389
         Accrued liabilities                                         (7,390)           2,515
         Income taxes payable                                        (5,089)            -
         Other liabilities                                              657           (2,302)
                                                               --------------   --------------
  Net cash provided by operating activities                          15,272           58,460
                                                               --------------   --------------
Cash flow from investing activities:
  Capital expenditures                                              (15,850)          (9,744)
  Purchases of short-term investments                              (945,400)        (290,100)
  Sales of short-term investments                                   941,875          272,000
                                                               --------------   --------------
  Net cash used in investing activities                             (19,375)         (27,844)
                                                               --------------   --------------
Cash flows from financing activities:
  Net payments under notes payable to banks                            -             (24,962)
  Dividends paid                                                     (2,718)            -
  Proceeds from exercise of stock options                            11,563            2,972
  Proceeds from employee stock purchase plan                            499              406
  Purchase of common stock                                           (6,575)            -
                                                               --------------   --------------
  Net cash provided by (used in) financing activities                 2,769          (21,584)
                                                               --------------   --------------
Net (decrease) increase in cash and cash equivalents                 (1,334)           9,032
Cash and cash equivalents at beginning of year                       20,250           11,965
                                                               --------------   --------------
Cash and cash equivalents at end of period                          $18,916          $20,997
                                                               ==============   ==============
Supplemental disclosures of cash flow information:
  Income taxes paid                                                 $21,974          $15,146
  Interest paid                                                        -                  65

                                       9